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                                                                EXHIBIT 21.0

                          MUELLER INDUSTRIES, INC.
                            List of Subsidiaries

                                                           State or Country
Subsidiary*                                                of Incorporation
------------------                                         ----------------
Mueller Brass Co. (Assumed name: Mueller Brass Products)       Michigan
  Mueller Industrial Realty Co.                                Michigan
  Itawamba Industrial Gas Company, Inc.                        Mississippi
  Streamline Copper & Brass Ltd.                               Canada
  Mueller Plastics Holding Company, Inc.                       Ohio
    Mueller Plastics Corporation, Inc.                         Delaware
    MPC Foundry, Inc.                                          Delaware
    MPC Machine Shop, Inc.                                     Delaware
  Mueller Brass Forging Company, Inc.                          Delaware
  Mueller Copper Fittings Company, Inc.                        Delaware
    Mueller Fittings Company, Inc.                             Michigan
  Mueller Copper Tube Company, Inc.                            Delaware
  Mueller East, Inc.                                           Delaware
  Mueller Formed Tube Company, Inc.                            Delaware
  Mueller Impacts Company, Inc.                                Delaware
  Mueller Line Set Inc.                                        Delaware
  Mueller Press Company, Inc.                                  Mississippi
  Mueller Refrigeration Products Company, Inc.                 Delaware
    Mueller Refrigeration Company, Inc.                        Michigan
      Mueller LBHC, Inc.                                       Delaware
        Lincoln Brass Works, Inc.
          (Assumed name: Mueller Gas Products)                 Michigan
          Overstreet-Hughes, Co., Inc.                         Tennessee
  Mueller Refrigeration Holding Co., Inc.                      Delaware
  Mueller Streamline Co.                                       Delaware
    Precision Tube Company, Inc.                               Pennsylvania
    Southland Pipe Niples Co., Inc.                            Texas
  Mueller Tool and Machine, Inc.                               Delaware
  Mueller Casting Company, Inc.                                Delaware
  Micro Gauge, Inc.                                            Michigan
  Microgauge Machining, Inc.                                   Michigan
  Propipe Technologies, Inc.
    (Assumed name: Mueller Gas Products)                       Ohio
WTC Holding Company, Inc.                                      Michigan
  Mueller Europe, Ltd.                                         United Kingdom
    Vemco Brasscapri Ltd.                                      United Kingdom
      Brasscapri Limited                                       United Kingdom
      Primaflow Limited                                        United Kingdom
    KX Company Limited                                         United Kingdom
      Brassware Sales Limited                                  United Kingdom
      Instox Limited                                           United Kingdom
DENO Investment Company, Inc.                                  Michigan
  Mueller de Mexico S.A. de C.V. (1)                           Mexico
DENO Holding Company, Inc.                                     Michigan
  DENO Acquisition EURL                                        France
    Mueller Europe, S.A. (2)                                   France
B & K Industries, Inc.                                         Illinois
Mueller Copper Tube Products, Inc.                             Delaware


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                            List of Subsidiaries
                                                           State or Country
Subsidiary*                                                of Incorporation
------------------                                         ----------------

Arava Natural Resources Company, Inc.                          Delaware
  United States Fuel Company                                   Nevada
    King Coal Company                                          Utah
  Canco Oil & Gas Ltd.                                         Alberta, Canada
    Aegis Oil & Gas Leasing Ltd.                               Alberta, Canada
  Bayard Mining Corporation                                    Delaware
  Washington Mining Company                                    Maine
  Amwest Exploration Company                                   Delaware
    USSRAM Exploration Company                                 Maine
    Richmond-Eureka Mining Company (81%)                       Maine
      Ruby Hill Mining Company (75%)                           Nevada
    White Knob Mining Company                                  Idaho
    Arava Exploration Company                                  Colorado
    Summit Systems, Inc.                                       Delaware
    Kennet Company Limited                                     Bermuda
  Mining Remedial Recovery Company                             Delaware
    Carpentertown Coal & Coke Company                          Pennsylvania
    USS Lead Refinery, Inc.                                    Maine
    Leon Water Enterprises, Inc. (50%)                         Texas
Macomber Construction Company                                  Ohio
Macomber Incorporated                                          Ohio
Macomber Building and Land Corporation                         Delaware
DENO Investment Company II, Inc.                               Michigan
MII Financial Corporation                                      Michigan
  Mueller Streamline Holding S.L.                              Spain
    WTC HoldCo I, LLC                                          Delaware
    WTC HoldCo II, LLC                                         Delaware
      Mueller Comercial de Mexico S. de R.L. de C.V. (3)       Mexico
        NICNA Mexico S. de R.L. de C.V. (4)                    Mexico
        NICNA Mexico Servious S. de R.L. de C.V. (4)           Mexico
        NICNA Mexico Proyectos S. de R.L. de C.V. (4)          Mexico
        NICNA Mexico Comercial S. de R.L. de C.V. (4)          Mexico
        NICNA Mexico Ventas S. de R.L. de C.V. (4)             Mexico
        NICNA Mexico Maquinaria S. de R.L. de C.V. (4)         Mexico
  Mueller Streamline II, LLC                                   Delaware
  Mueller Streamline Trading, LLC                              Delaware
  Mueller Streamline China, LLC                                Delaware
    Jiangsu Mueller-Xingrong Copper Industries Limited (50.5%) China

*    All subsidiaries are 100% owned, except as shown.
(1)  Owned by DENO Investment Company, Inc. (99.8%) and Mueller
     Streamline Co. (.2%).
(2) On March 3, 2003, Mueller Europe S.A. filed a petition for liquidation with the Commercial Court of Provins Province, France and, on March 4, the Court declared the entity to be in liquidation. Less than 1% owned by non-affiliated individuals.
(3)  Owned by Mueller Streamline Holding S.L. (51.7%) and
     WTC HoldCo I, LLC ( 48.3% ).
(4) Less than 1% of the outstanding common stock is owned by WTC HoldCo I, LLC.



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